Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of IPC Alternative Real Estate Income Trust, Inc. of our report dated March 20, 2024 relating to the financial statements of IPC Alternative Real Estate Operating Partnership, LP , which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 20, 2024